Exhibit 10.51

CONFIDENTIAL

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

AMENDMENT TO API SUPPLY AGREEMENT

This AMENDMENT TO API SUPPLY AGREEMENT (the “Amendment”) is made as of this 19th day of October, 2011 (the “Amendment Effective Date”), by and between Amarin Pharmaceuticals Ireland Ltd., a corporation organized under the laws of Ireland and having its principal office at First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland (“Amarin”), and Equateq Limited, a company incorporated in England with registered number 5507387 and with its registered office at Lion House, Red Lion Street, London, WC1R 4GB but with its principal offices at Callanish, Isle of Lewis, HS2 9ED (“Equateq”).

WHEREAS, the Parties entered into that certain API Supply Agreement as of May 25, 2011 (the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

2. Section 4.1(a) of the Agreement is deleted in its entirety and replaced with the following:

(a) Amarin shall make a one time payment to Equateq of one million dollars ($1,000,000) (the “Upfront Commitment Payment”) within five (5) Days of the Effective Date. Equateq shall notify Amarin when the financing to perform its obligations under this Agreement is in place, which notification shall describe the financing terms with a reasonable level of detail and in the absence of notice of objection from Amarin within [***] of Equateq’s notification it shall be deemed accepted by Amarin. In the event Equateq has not, in Amarin’s reasonable determination after good faith consultation with Equateq, raised sufficient capital to perform its obligations under this Agreement within [***] after the Effective Date, Amarin may give notice of that determination to Equateq at any time prior to Equateq raising such sufficient capital, and Equateq shall refund the Upfront Commitment Payment to Amarin and whereupon this Agreement shall terminate automatically.

3. The Parties acknowledge that Amarin has paid the Upfront Commmittment Payment to Equateq.

4. The following is hereby added to the end of Section 4.1(b):

“Notwithstanding the foregoing, until Equateq has, in Amarin’s reasonable determination after good faith consultation with Equateq, raised sufficient capital to perform its obligations under this Agreement, Amarin shall not be required to pay any Development Fees (the “Deferred Development Fees”); provided, however, that Amarin’s right to withhold payment of Deferred Development Fees shall not relieve Equateq of its obligation to timely perform the Development Plan. Amarin shall have no obligation to pay the Deferred Development Fees at all if the Agreement is terminated pursuant to
Section 4.1(a). Amarin shall pay the Deferred Development Fees incurred in accordance with this Section 4.1(b) within [***] after Equateq has, in Amarin’s reasonable determination after good faith consultation with Equateq, raised sufficient capital to perform its obligations under this Agreement prior to termination.”

5. The following is hereby added to the end of Section 4.1(c) of the Agreement:

Nothwithstanding anything in this Agreement to the contrary, in no event shall Amarin be required to pay any portion of the Third Party Materials Payment unless and until Equateq has in Amarin’s reasonable determination after good faith consultation with Equateq and in writing, raised sufficient capital to perform its obligations under this Agreement.

6. This Amendment and any other future amendment of the Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. To evidence the fact that it has executed this Amendment and any other future amendment of the Agreement, a Party may send a copy of its executed counterpart to the other Parties by facsimile transmission or by email transmission in portable document format, or similar format. Signatures of the Parties transmitted by facsimile or by email transmission in portable document format, or similar format, shall be deemed to be their original signatures for all purposes.

7. Except as expressly provided in this Amendment, all other provisions of the Agreement shall remain unmodified and in full force and effect.

[signature page follows]

[Signature Page to Amendment to API Supply Agreement]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representative to execute this Amendment effective as of the Amendment Effective Date.

AMARIN PHARMACEUTICALS IRELAND LTD.

By:	/s/ John F. Thero
Name:	John F. Thero
Title:	Director

EQUATEQ LIMITED

By:	/s/ Adam Kelliher
Name:	Adam Kelliher
Title:	CEO